UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2023

I-ON DIGITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1244 N. Stone St. Unit #3, Chicago, IL 60610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 440-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2023, I-ON Digital Corp. (the “Company”) entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with Orebits Acquisition Group, a Wyoming limited liability company (“OAG”), pursuant to which the Company will acquire 910,000 shares of currently outstanding common stock of Orebits Corp. (“Orebits”), representing a controlling interest in Orebits, in exchange for 910,000 shares of Series C Preferred Stock of the Company (“Series C Stock” and such transaction, the “Transaction”). As part of the Contribution and Exchange Agreement, upon and by virtue of the consummation of the Transaction, OAG will transfer all its right, title and interest in and to approximately 9,700 Orebits.AU gold-backed digital assets to the Company.

Conditions to Consummation of the Transaction

Consummation of the Transaction is generally subject to customary conditions of the respective parties, and conditions customary to special purpose acquisition companies, including (a) the absence of any law or governmental order preventing the consummation of the Transaction, (b) the filing of a Certificate of Designations setting forth the rights, preferences and privileges of Series C Stock and (c) the shares of Series C Stock having been duly authorized and issued as of the Closing.

Termination

The Contribution and Exchange Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including by mutual written consent or if the Transaction has not been consummated on or prior to March 31, 2024 (subject to extensions for delays as set forth in the Contribution and Exchange Agreement).

A copy of the Contribution and Exchange Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Contribution and Exchange Agreement and the Transaction is not complete and is subject to, and qualified in its entirety by, reference to the actual agreement. The Contribution and Exchange Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Contribution and Exchange Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. In particular, the assertions embodied in the representations and warranties in the Contribution and Exchange Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Contribution and Exchange Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Contribution and Exchange Agreement are not necessarily characterizations of the actual state of facts about the Company or the other parties at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

A copy of the Contribution and Exchange Agreement memorializing the Transaction is attached as Exhibit 2.1 hereto and is incorporated by reference herein. A copy of the press release announcing the execution of the Transaction is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release announcing the execution of the Contribution and Exchange Agreement. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Contribution and Exchange Agreement, dated October 30, 2023
99.1	Press Release issued by I-ON Digital Corp., dated October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	I-ON DIGITAL CORP.

	By:	/s/ Carlos X. Montoya
	Name:	Carlos X. Montoya
	Title:	President